Exhibit 13.2

CERTIFICATION

PURSUANT TO 18 USC. SECTION 1350,

AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Matthew Gutierrez, as Chief Financial Officer (principal financial officer) of Global Crossing (UK) Telecommunications Limited (the “Company”), hereby certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the accompanying Annual Report containing the financial statements for the period ending December 31, 2009, as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 8, 2010	By:	/s/ MATTHEW GUTIERREZ
	Name:	Matthew Gutierrez
	Title:	Chief Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.